Exhibit 10.2.2

Movable Hypothec
Inventory and Receivables

1.     OBLIGATIONS SECURED

  1.1
  The hypothec in Section 2 of this Agreement is granted to secure all obligations, present and future, direct or indirect, absolute or contingent, matured or not, whether incurred alone or with any other person, of the undersigned (the "Customer") towards BANK OF MONTREAL (the "Bank") under or pursuant to this Agreement and all other obligations described in Section 9.1.

  1.2
  All obligations secured by this hypothec are herein called the "Secured Obligations", and such expression includes interest, costs and damages.

2.     HYPOTHEC

  2.1
  For good and valuable consideration, the Customer hypothecates in favour of the Bank:

  (a)
  all present and future claims of the Customer including, without limitation, all present and future customer accounts, accounts receivable, rights of action, demands, judgements, contract rights, amounts on deposit, proceeds of sale, assignment or lease of any property, and any indemnities payable under any contract of insurance whether or not such insurance is on property forming part of the Hypothecated Property, the whole which are now due or which may become due to the Customer, together with all judgements and all other rights, benefits, guarantees and securities for the said claims which are now or may hereafter exist in favour of the Customer, and together with all books and accounts, client lists, client records, client files, titles, letters, invoices, papers and documents in any way evidencing or relating to all or any of the claims;

  (b)
  all present and future inventory of the Customer including, without limitation, all present and future property in stock, moveable property in reserve, raw materials, goods in process, finished products, animals, wares, packaging material, as well as property held for sale or lease or furnished or to be furnished under contracts of lease or service by the Customer in the ordinary course of operation of its enterprise; and

  (c)
  all property, if any, described in Section 9.2, as well as the property described in Section 2.2;

    (all such property described or referred to in (a), (b) and (c) above together being herein called the "Hypothecated Property"), for the amount specified in Section 9.3, with interest from the date hereof at the rate per annum specified in Section 9.3.

  2.2
  The following property, to the extent not already included in the description referred to in Section 2.1, is also covered by the hypothec constituted by this Agreement:

  (a)
  the proceeds of any sale, assignment, lease or other disposition of the property referred to in Section 2.1, any claim resulting from such a sale, assignment, lease or other disposition, as well as any property acquired in replacement thereof (it being understood that this clause shall not be interpreted as permitting the Customer to dispose of the Hypothecated Property in contravention of the provisions of this Agreement);

    (b)
    any indemnity or proceeds of insurance payable in respect of the Hypothecated Property;

    (c)
    any rights attached to the Hypothecated Property, as well as the fruits and revenues thereof;

    (d)
    all client lists, client records, client files, titles, documents, records, invoices and accounts evidencing the Hypothecated Property or relating thereto including, without limitation, computer disks, tapes and related data processing media and rights of the Customer to retrieve same from third parties.

3.     REPRESENTATIONS

        The Customer represents to the Bank as follows:

  3.1
  The Customer is the sole owner of all Hypothecated Property which now exists and the Hypothecated Property is free and clear of all prior claims, hypothecs, security interests and other rights in favour of any other person, except for those, if any, disclosed by the Customer to the Bank in Section 9.4; the Customer is in possession of all the Hypothecated Property.

  3.2
  The domicile of the Customer (its head office if the Customer is a legal person or its domicile, if the Customer is a natural person) is situated at the address indicated in Section 9.5.

  3.3
  The Customer is carrying on an enterprise.

  3.4
  If the Customer is a natural person, the Customer operates one or more enterprises and the Hypothecated Property is property of such enterprise or enterprises.

  3.5
  If the Customer is a natural person, the date of birth of the Customer is that set forth in Section 9.6.

4.     COVENANTS

        The Customer agrees with the Bank as follows:

  4.1
  The Customer will notify the Bank in writing without delay of any change in its name, its domicile or in the contents or accuracy of the representations made in Section 3.

  4.2
  The Customer shall pay when due all duties, levies, taxes, charges and licence and other fees it may owe at any time under any fiscal law as well as those relating to the Hypothecated Property and any claim which may rank prior to or pari passu with the hypothec constituted by this Agreement. The Customer shall submit to the Bank on request receipts or other evidence establishing such payment; and the Customer shall deliver to the Bank within 10 days after the end of each month, or as otherwise agreed in writing between the Bank and the Customer, a certificate as to amounts owing by the Customer at the end of such month under any fiscal law.

  4.3
  The Customer shall, at its expense, insure the Hypothecated Property and shall keep the Hypothecated Property at all times insured against all risks of loss or damage caused by theft or fire and against any other risk that is customary to insure against or that a prudent administrator would insure against or that the Bank shall require, the whole for the full insurable value of the Hypothecated Property, and on such terms and with responsible insurers as are satisfactory to the Bank. Each policy of insurance shall provide that such insurance shall not be cancelled for any reason or allowed to lapse without 30 days prior written notice to the Bank. The Bank is hereby designated the beneficiary of the indemnities payable in virtue of each policy of insurance (except as regards public liability) and the Customer shall cause such designation to be inscribed on the policies. If requested by the

    Bank, the Customer shall assign to the Bank the policies or indemnities payable thereunder or ensure each policy contains a mortgage clause satisfactory to the Bank. The Customer will deliver to the Bank on request evidence of payment of premiums and a copy of each policy and, at least 30 days prior to the expiry or termination of a policy, the Customer shall deliver to the Bank a copy of its renewal or of its replacement. If the Customer fails to procure or maintain any such insurance, the Bank shall have the right, but not the obligation, to effect such insurance in its name or in the Customer's name, and any premiums or other expenses paid or incurred by the Bank in so doing shall forthwith be due and payable by the Customer to the Bank, with interest as provided in Section 4.14. The Customer shall not be obliged to insure accounts receivable and other claims forming part of the Hypothecated Property unless the Bank expressly requires the Customer to insure such accounts receivable and other claims.

  4.4
  The Customer shall do all things, shall deliver to the Bank all documents and information and shall sign all documents necessary in order that the hypothec constituted by this Agreement shall have full effect and shall remain at all times opposable to third parties and in order that the Bank may fully exercise its rights hereunder.

  4.5
  The Customer shall carry out its activities in such manner as to preserve the value of the Hypothecated Property, and shall permit the Bank, its officers or agents access to its premises to inspect or evaluate the same; the Customer shall comply with the requirements of laws and regulations applicable to the carrying on of its enterprise and to its ownership, possession and use of the Hypothecated Property, including laws and regulations in respect of the environment.

  4.6
  The Customer will maintain such books and accounting records as a prudent administrator would maintain in relation its enterprise and to the Hypothecated Property and it will permit the Bank to examine them and obtain copies of them.

  4.7
  The Customer shall not create or permit to exist any prior claim, hypothec, security interest or other right in favour of a third party on or which may affect the Hypothecated Property, other than those which the Bank shall have previously agreed to in writing.

  4.8
  The Customer shall not sell, assign or lease the Hypothecated Property except that, for so long as the Customer is not in default hereunder, the Customer may sell or lease its inventory in the ordinary course of the carrying on of its enterprise.

  4.9
  Except with the prior written consent of the Bank, the Customer will not change the place where the Hypothecated Property is located. If the Customer is a legal person, the Customer will maintain its corporate existence in good standing and will not amalgamate with any other person, nor will it commence any proceedings with a view to its liquidation, without the prior written consent of the Bank.

  4.10
  The Customer shall deliver to the Bank within 10 days after the end of each month, or as otherwise agreed in writing between the Bank and the Customer, a certificate of the value of its inventory (calculated at the lesser of cost or market value) at the end of each such month.

  4.11
  The Customer will furnish to the Bank any information which the Bank may reasonably request in respect of the Customer's operations or the Hypothecated Property or to verify if the Customer is in compliance with its covenants and obligations contained in this Agreement, including copies of financial statements and other documents. The Customer will immediately advise the Bank in writing of any fact or occurrence of such nature as may adversely affect the value of the Hypothecated Property or the financial situation of the Customer or which constitutes, or with the giving of notice or lapse of time or both, would constitute a default under this Agreement.

  4.12
  The Customer will reimburse to the Bank, all fees and expenses, legal or otherwise, and costs of registration in respect of this Agreement and in respect of all renewal titles, renewals of registration, notices of address, acquittances and discharges in connection therewith and any appraisal or valuation fee and the costs of a copy of these presents, of all applications for registration and related documents.

  4.13
  The Customer will forthwith reimburse to the Bank all extrajudicial fees and disbursements which the Bank may pay or for the payment of which it may become liable, in seeking to obtain the fulfilment of any obligations or undertakings of the Customer under this Agreement or to exercise its rights or preserve, protect or render opposable its interests the whole up to an amount not exceeding 20% of the amount of the hypothec specified in Section 9.3.

  4.14
  Except as otherwise provided hereunder, all fees, costs and expenses incurred by the Bank and reimbursable by the Customer under this Agreement, shall bear interest from the date the costs, fees or expenses are incurred by the Bank at an annual rate equal to the Prime Rate of the Bank in effect from time to time, plus 3% per annum. All such costs, fees and expenses incurred or paid by the Bank, with interest thereon, shall form part of the Secured Obligations. The Prime Rate of the Bank is the floating annual rate of interest established from time to time by the Bank as the base rate it will use to determine the rate of interest payable to the Bank by borrowers from the Bank in Canadian dollars in Canada and designated by the Bank as its Prime Rate. The Prime Rate on the date hereof is that set forth in Section 9.7.

  4.15
  The Customer will duly perform and comply with all its obligations to the Bank, whether under this Agreement or any other agreement, instrument or other document.

5.     CERTAIN RIGHTS AND RESPONSIBILITIES OF THE BANK

  5.1
  The Bank may from time to time, at the expense of the Customer, inspect the Hypothecated Property or proceed to the evaluation of the Hypothecated Property. For this purpose, the Customer will permit the Bank access to the locations where the Hypothecated Property may be found, as well as to the places of business of the Customer, and the Customer will permit the Bank to examine the accounting records and documents relating to the Hypothecated Property.

  5.2
  In the event the Customer fails to observe or perform any of its obligations or undertakings under this Agreement, the Bank may, but shall not be obliged to, perform the same and any fees, costs or expenses incurred in so doing shall be forthwith due and payable by the Customer to the Bank, with interest as provided in Section 4.14, and shall form part of the Secured Obligations.

  5.3
  If the Customer has surrendered the Hypothecated Property to the Bank or its agent or if the Bank or its agent has possession of the Hypothecated Property, neither the Bank nor its agent shall have any obligation to continue the use, operation or exploitation of the Hypothecated Property or to continue the use for which it is ordinarily destined or to exercise the rights pertaining to the Hypothecated Property or to make it productive; and the Customer agrees that the Bank or its agent may do such acts and things, or refrain from doing such acts and things, as the Bank or its agent, at its sole discretion, deems appropriate for the exercise of its rights and the realization and enforcement of its hypothec.

  5.4
  The Customer hereby irrevocably constitutes the Bank or any manager or other officer of the Bank, its agent, with the power of substitution, in order to perform any act and sign any document necessary or useful to the exercise of the rights conferred on the Bank pursuant to this Agreement.

  5.5
  All sums received by the Bank in the exercise of its rights arising under or pursuant to this Agreement or by law may be held by the Bank as Hypothecated Property, or may be applied by the Bank to the payment of the Secured Obligations, whether or not then exigible. The Bank may impute and apply such sums towards payment of any part or parts of the Secured Obligations as the Bank at its sole discretion shall decide, and may change any imputation or application as it sees fit.

  5.6
  The exercise by the Bank of any of its rights shall not prevent it from exercising any other rights it may have arising from this Agreement or by law; the rights of the Bank are cumulative and not alternative. The Bank may waive any provision hereof or any default, however the non-exercise by the Bank of any of its rights or any such waiver shall not constitute a renunciation of the exercise thereafter of such right or a renunciation of any other provision or of any other default. The Bank may exercise the rights arising from this Agreement without having exercised its rights against any other person liable for the payment of the Secured Obligations, or any of them, and without having realized any other security securing the Secured Obligations.

  5.7
  The Bank is only required to exercise reasonable prudence and diligence in the exercise of its rights or the fulfilment of its obligations and, in any event, the Bank is only responsible for its intentional or gross fault. The Customer shall indemnify the Bank for any losses or expenses incurred by the Bank, or damages claimed against the Bank, for which the Bank is not so responsible.

  5.8
  The Bank may delegate to any other person, or be represented by any other person in, the exercise of its rights or the fulfilment of its obligations resulting from this Agreement; the Bank may furnish to such person any information which the Bank may have concerning the Customer or the Hypothecated Property.

  5.9
  The rights conferred on the Bank in virtue of this Section 5 may be exercised by the Bank either before or after a default by the Customer under the terms of this Agreement.

6.     PROVISIONS APPLICABLE TO CLAIMS

  6.1
  In addition to the other provisions of this Agreement, the following provisions shall apply in respect of all claims forming part of the Hypothecated Property:

  (a)
  The Bank shall have the right to collect (i) the capital falling due of, and any revenues of, any such claim which is or represents the indemnity payable under any insurance policy in respect of loss or damage to the Hypothecated Property and (ii) the capital or revenues of any claim described or of the nature specified in Section 9.8.

  (b)
  The Bank authorizes the Customer to collect when due the capital falling due of, and any revenues of, any other claim until the Bank shall have given the Customer a notice withdrawing such authorization, whereupon the Bank shall immediately have the right to collect all such capital and revenues. This notice of withdrawal may be given at any time, either before or after a default under this Agreement, and may be given from time to time in respect of all or any part or parts of the claims.

  (c)
  Upon notice by the Bank to the Customer, which may be given either before or after a default under this Agreement or before or after the notice of withdrawal referred to in Section 6.1(b), the Bank may require the Customer to immediately remit to the Bank all or a specified part of capital and revenues of claims received by the Customer or to deposit the same in one or more designated bank accounts or otherwise to hold, deal with or deliver such capital and revenues, all on such terms and conditions as the Bank may specify in such notice.

    (d)
    The Bank shall have no obligation to exercise any rights in respect of any claims nor to enforce or to see to payment of the same, whether by legal action or otherwise. The Bank may give acquittances for any sums it collects and may, but shall not be obligated to, realize any of the claims, grant extensions, grant releases, accept compositions, renounce and generally deal with the claims, and any guarantees or security therefor, and take any action to preserve, protect or secure such claims, at such times and in such manner as it deems advisable at its sole discretion, without notice to or the consent of the Customer, and without incurring any liability therefor and without any obligation to render any account in respect thereof or in respect of moneys collected, other than to remit to the Customer any amounts collected over and above the Secured Obligations.

    (e)
    Any amounts collected by the Customer or by the Bank or deposited in a designated bank account shall form part of the Hypothecated Property and be subject to the hypothec hereof. The Bank may apply any amounts received by it towards payment of all or part of the Secured Obligations, even if not yet exigible, including any fees, costs or other expenses incurred by the Bank and secured hereunder and may impute and apply such amounts towards payment of any part or parts of the Secured Obligations as the Bank at its sole discretion shall decide, and may change any imputation or application as it sees fit.

    (f)
    The Customer waives any obligation the Bank may have to inform the Customer of any irregularity in the payment of any sums exigible on any claims or rights.

    (g)
    The Customer shall deliver to the Bank within 10 days after the end of each month, or as otherwise agreed in writing between the Bank and the Customer, a detailed list of all claims owing to the Customer at the end of each such month including the name and address of the debtor of each claim, the amount due, the aging of the account and any security held by the Customer for any claim.

    (h)
    The Customer shall from time to time on request of the Bank deliver to the Bank, or permit the Bank or its officers or agents access to its premises for the purpose of examining and making copies of, all books and accounts, letters, invoices, papers, agreements, negotiable instruments, documents of title, hypothecs and other documents in any way evidencing or relating to all or any of the claims forming part of the Hypothecated Property and shall otherwise assist the Bank and furnish the Bank with all information which may assist the Bank in the collection thereof.

    (i)
    The hypothec in Section 2 on claims extends also to any claim under any insurance contract on the other property of the Customer.

    (j)
    The Customer represents that none of the claims which now exist is itself secured by a hypothec or guaranteed by a third party in favour of the Customer, except for those, if any, described in Section 9.9, and the Customer undertakes to notify the Bank immediately of any claim, present or future, which hereafter is or becomes secured by a hypothec or guaranteed by a third party in favour of the Customer and to deliver to the Bank the agreements or other documents now or hereafter constituting or evidencing the same.

7.     DEFAULTS AND RECOURSES

  7.1
  The Customer will be in default under this Agreement in each of the following cases:

  (a)
  if any of the Secured Obligations is not paid when due; or

  (b)
  if any of the representations made in Section 3 or in any other declaration or certificate by the Customer delivered to the Bank is untrue or incorrect in a material respect; or

  (c)
  if the Customer does not perform or observe any of its covenants or undertakings contained in this Agreement or any obligation of the Customer required by law; or

  (d)
  if the Customer is in default under any other agreement, undertaking or evidence of indebtedness in favour of the Bank, including any agreement, undertaking or evidence of indebtedness referred to in Section 1 or Section 9.1, or under any other hypothec or security interest affecting the Hypothecated Property; or

  (e)
  if the Customer ceases to carry on its enterprise, or gives a notice of intention to make a proposal to or makes a proposal to its creditors or makes an assignment for the benefit of its creditors, or becomes insolvent or bankrupt or if any action is commenced or notice given with a view to rendering or declaring the Customer insolvent or bankrupt; or

  (f)
  if any action is taken or notice given by or against the Customer with a view to the winding up, liquidation, reorganization or relief or protection from creditors of the Customer including under the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada); or the Customer amalgamates with any other person; or

  (g)
  if any creditor of the Customer commences any action or gives any notice with a view to exercising any rights or remedies on or with respect to the Hypothecated Property, including by way of seizure, prior notice, notice of crystallization, taking possession or otherwise, or if a sequestrator is appointed; or

  (h)
  if any guarantor of the Secured Obligations, or any part thereof, dies or gives notice to the Bank of termination of a guarantee, or if a default occurs under any other hypothec in favour of the Bank securing all or any part of the Secured Obligations.

  7.2
  Without limiting the Bank's right to demand payment or to exercise any other right it may have under any other agreement or instrument, if the Customer is in default, any obligation the Bank may have to grant further credit or make further advances to the Customer shall terminate and/or all the obligations of the Customer to the Bank which are not then due shall thereupon be and become forthwith due and payable, in each case if the Bank so elects and without any notice or demand by the Bank. If the Customer is in default, the Bank may also exercise any and all of the rights and recourses it may have hereunder or by law and it may enforce and realize its hypothec, including the exercise of the hypothecary rights in virtue of the Civil Code of Quebec. If the Bank gives the Customer a prior notice of its intention to exercise a hypothecary right the Customer shall, and shall cause any other person in possession of Hypothecated Property to, immediately voluntarily surrender it to the Bank.

  7.3
  In order to enforce and realize its hypothec, the Bank may use, at the Customer's expense, the premises where the Hypothecated Property is located, as well as the other property of the Customer. The Bank may complete the manufacture of inventory of the Customer and do any other thing necessary or useful to bring it to sale.

  7.4
  The Customer agrees that with respect to any sale by the Bank of any of the Hypothecated Property in the exercise of its rights, it will be commercially reasonable to sell such Hypothecated Property:

  (a)
  together or separately;

  (b)
  by auction or by call for tenders by advertising such sale or call for tenders once in a local daily newspaper at least seven (7) days prior to such sale or close of call for tenders; and

  (c)
  by sale by agreement after receipt by the Bank of at least two (2) offers from prospective purchasers, who may include persons related to or affiliated with the Customer or other customers of the Bank.

    Any such sale may be on such terms as to credit or otherwise and as to upset price or reserve bid or price as the Bank at its sole discretion may deem advantageous, and the Customer agrees that the price received at any such sale shall constitute a commercially reasonable price.

    The foregoing shall not preclude the Bank from agreeing to or making any sale in any other manner not prohibited by law nor shall it be interpreted to mean that only a sale made in conformity with the foregoing is commercially reasonable or that only the price received at a sale made in conformity with the foregoing shall constitute a commercially reasonable price.

8.     GENERAL PROVISIONS

  8.1
  The hypothec constituted by this Agreement is in addition to and not in substitution for any other hypothec or security interest held by the Bank.

  8.2
  This hypothec constitutes continuing security which shall continue in effect notwithstanding any payment from time to time in whole or in part of the Secured Obligations and shall subsist until cancelled by the Bank, notwithstanding the extinction of the Secured Obligations. This hypothec may, by agreement between the Bank and the Customer from time to time, secure obligations in addition to or in substitution of the Secured Obligations.

  8.3
  In each of the cases set forth in Section 7.1 the Customer shall be in default by the mere lapse of time, without any notice putting the Customer in default being required.

  8.4
  When used in this Agreement:

  (a)
  The expression "Hypothecated Property" shall mean all or any part of the Hypothecated Property.

  (b)
  The expression "Customer" shall include the Customer, its successors and assigns, including any person resulting from the amalgamation of the Customer with any other person, and, in the case of a natural person, shall include its successors, executors, liquidators, heirs and legal representatives; this clause shall not give the Customer the right to assign any of its rights or obligations hereunder to, or to amalgamate with, any other person except as otherwise expressly permitted by this Agreement.

  (c)
  The expression "Bank" shall include the Bank, and its successors and assigns, including any person resulting from the amalgamation of the Bank with any other person.

  (d)
  The expression "Agreement" shall include this Agreement, as it may hereafter be amended, supplemented, modified, renewed, replaced or restated from time to time.

  (e)
  References to a Section shall refer to Sections in this Agreement.

    (f)
    The expression "property" shall include property, titles and rights.

  8.5
  If several persons are designated as "Customer", each of them is solidarily responsible for the obligations of the Customer set forth in this Agreement; each Customer is responsible both individually and together with each other Customer for all the obligations of the Customer to the Bank.

  8.6
  The rights conferred on the Bank by this Agreement shall inure to the benefit of each successor of the Bank. The Bank shall have the right to assign all or any part of the Secured Obligations to any other person and this Agreement shall inure to the benefit of any such assignee in respect of all, or such part, of the Secured Obligations which have been so assigned.

  8.7
  All notices, demands and other communications to the Customer may be given to it at its address set forth in Section 9.10 or at any other address which the Customer notifies the Bank in writing. Such notices, demands and communications shall be sufficiently given if delivered personally or by messenger or sent by ordinary mail or telecopier to the Customer at such address and shall be considered received by the Customer, (i) if delivered personally or by messenger, when delivered, (ii) if sent by mail, four (4) working days after mailing and (iii) if sent by telecopier, when sent. The Customer hereby elects domicile at such address for the purposes of receiving notices, demands or other communications and for the service of legal proceedings. If the Bank is unable to locate the Customer at such address, the giving of any notice, demand or other communication or the service of any legal proceeding may be made at the office of the prothonotary of the Superior Court in the district in which the last address of the Customer referred to in the first sentence of this Section is located, at which office in such event the Customer also elects domicile for purposes of giving any notice, demand or other communication or the service of any legal proceeding.

  8.8
  If this hypothec is given to secure an obligation or obligations of a person other than the Customer (such other person being called the "Borrower" in this Section), the Customer hereby

  (a)
  waives the benefit of discussion and the benefit of division and agrees that the Bank shall not be obliged to exhaust its recourses against the Borrower or the Customer or any other person or against any other security or securities it may hold before enforcing or realizing on or otherwise dealing with the Hypothecated Property in such manner as the Bank considers desirable;

  (b)
  agrees that the Bank may grant time, renewals, extensions, indulgences, releases and discharges to, may take security from and release any security, may abstain from taking security or publishing or perfecting security, make accept compositions from, may otherwise change the terms of the obligations or any security or guarantees therefor and may otherwise deal with the Borrower and any other persons and any securities as the Bank sees fit, without in any manner affecting or reducing the hypothec hereof; and

  (c)
  agrees that all obligations of the Borrower to the Customer or any of them, if more than one, are hereby postponed to the obligations of the Borrower to the Bank and all moneys received thereon by the Customer or any of them, if more than one, shall be received on behalf of the Bank and shall be immediately paid over to the Bank.

  8.9
  The Secured Obligations described in Section 9.1 are governed by one or more separate agreements with the Bank which determine, among other things, the amount of credit available to the Customer from the Bank and the interest rate or interest rates and other fees or charges which the Customer is required to pay on credit obtained under such agreement(s). The amount of the hypothec and rate of interest referred to in Section 2.1 and specified in

    Section 9.3 is the amount with the rate of interest for which the Hypothecated Property is hypothecated. The Bank is entitled to interest on credit made available under the said separate agreements at the rate or rates determined under the separate agreement applicable to the credit and not at the rate specified in Section 9.3, unless such rate is identical to the rate determined under the separate agreement applicable to the credit. The amount of credit which the Customer is entitled to obtain from the Bank is determined by the applicable separate agreement and not by the amount of the hypothec specified in Section 9.3 of this Agreement.

  8.10
  The Customer shall sign, acknowledge or deliver all such further instruments and shall do such other things as the Bank may reasonably require to give effect to or to confirm or protect the hypothec hereby constituted, including necessary inscriptions for the registration, renewal, carrying over or conservation of the hypothec and notices to third parties.

  8.11
  If any clause in this Agreement, or part thereof, is null or otherwise unenforceable, without effect, or deemed unwritten, the remaining provisions shall continue in full force and effect.

  8.12
  This Agreement is governed by and construed in accordance with the laws of the Province of Quebec.

        This Agreement continues at Section 9, entitled «Information Referred to above in this Agreement».

        This is a continuation of the movable hypothec—inventory and receivables Bank of Montreal form LF 500 (Que).

9.     INFORMATION REFERRED TO ABOVE IN THIS AGREEMENT

  9.1
  In addition to the obligations described in Section 1.1, this hypothec is granted to secure all obligations, present and future, direct or indirect, absolute or contingent, matured or not, whether incurred alone or with any other person:

  (a)
  of the Customer towards the Bank under or pursuant to a company MasterCard Agreement dated August 20, 2002 and a credit line offered by the Bank to the Customer up to a maximum amount which, as of the date of this document, is FIVE HUNDRED THOUSAND Canadian dollars ($CAD500,000), which may be used in accordance with a lending agreement dated August 8, 2002 between the Bank and the Customer, and/or from time to time, through foreign exchange contracts between the Customer and the Bank, or in accordance therewith, and all renewals, extensions, replacements, supplements or amendments thereto, or substitutions therefor or restatements thereof;

  (b)
  of nil to the Bank under or pursuant to nil, and all renewals, extensions, replacements, supplements or amendments thereto, or substitutions therefor or restatements thereof; and

  (c)
  all other such obligations, present and future, of the Customer to the Bank.

  9.2
  Description of Hypothecated Property, referred to in Section 2.1(c):

    n/a

  9.3
  The amount of the hypothec and the rate of interest referred to in Section 2.1:

    ONE HUNDRED TWENTY THOUSAND dollars ($CAD120,000) with interest at the rate of twenty-five percent (25%) per annum.

  9.4
  Prior claims, hypothecs, security interests and other rights, referred to in Section 3.1:

    Bank of Montreal is the sole and only holder of the receivables mortgages recorded in the Registry of Personal and Real Property Rights dated November 5, 2003 under the Customer's name.

  9.5
  Domicile of the Customer, referred to in Section 3.2:

    297 St. Paul Street West
    Suite 7
    Montreal, Québec
    H2Y 2A5

  9.6
  Date of birth of a Customer who is a natural person, referred to in Section 3.5:

    n/a

  9.7
  The Prime Rate on the date of this Agreement, referred to in Section 4.14, is 4,5% per annum.

  9.8
  Claims which the Bank shall have the right to collect referred to in Section 6.1(a):

    none

  9.9
  Claims secured by a hypothec or guaranteed by a third party in favour of the Customer, referred to in Section 6.01(j). [Describe claim, name of grantor of hypothec or of guarantor,

    date of hypothec or guarantee, nature of hypothec and registration numbers with respect to the hypothec, if any]:

    none

  9.10
  Address of the Customer for notices, referred to in Section 8.7:

    JAMDAT MOBILE (CANADA) ULC
    297 St. Paul Street West, suite 7
    Montreal, Québec
    H2Y 2A5

        Signed at Montreal this 6th day of November, 2003.

Witnesses:	Customer: JAMDAT MOBILE (CANADA) INC.
	By:	(Signed) Alexandre Taillefer
By:
Accepted and agreed BANK OF MONTREAL
By:	Daniel Larouche